Exhibit 16.1

Tedder, James, Worden & Associates, P.A.
Certified Public Accountants & Business Advisors

June 27, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Sequiam Corporation's statements included under Item 4.01 of its Form 8-K/A filed on June 27, 2007, and we agree with such statements concerning our firm.

Tedder, James, Worden & Associates, PA

Addingvalue…Buildingtrust…Securing yourfuture…

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